Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-8 of our report dated March 20, 1997, except for Note 13, as to which the date is March 27, 1997, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

McLean, Virginia
December 16, 1997